UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2007

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9, Newport, New Hampshire 03773

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

New Hampshire Thrift Bancshares, Inc. (“NHTB” Nasdaq: NHTB) announced today the consummation of the merger of First Community Bank (“First Community”) with and into NHTB’s subsidiary bank, Lake Sunapee Bank, fsb. A copy of the press release dated October 1, 2007 is attached hereto as Exhibit 99.1.

First Community shareholders had the option of receiving 0.7477 shares of NHTB common stock or $12.00 per share of First Community stock, or a combination thereof, subject to customary election and proration procedures. The deadline to submit election forms was September 14, 2007. Based on the number of First Community shares outstanding as of the merger and the closing price of NHTB common stock on October 1, 2007, the aggregate consideration was approximately $13.9 million.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement and Plan of Merger, dated as of April 16, 2007, by and between NHTB and First Community, Michael T. Putziger was appointed to the Board of Directors of NHTB, effective October 1, 2007. It has not yet been determined to which committee(s) Director Putziger will be named.

Mr. Putziger previously served as the Chairman of the Board of Directors of First Community Bank, a position he held since September of 1999. Prior to that time, Mr. Putziger served as Vice Chair of the Board of Directors of First Community Bank, starting in January of 1999, and prior to that as a director of First Community Bank, since June of 1998. Mr. Putziger is currently counsel with the law firm of Murtha Cullina LLP, a position he has held since June of 2005. Prior to that time, Mr. Putziger was a partner with Murtha Cullina LLP, a position he held since June of 2000.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2007, in order to accommodate the appointment of Michael T. Putziger to the NHTB Board of Directors, which was agreed to in connection with the merger of First Community Bank with and into NHTB’s subsidiary bank, Lake Sunapee Bank, fsb, NHTB amended its Bylaws in order to increase the size of its Board of Directors from nine (9) members to ten (10) members.

The text of the Bylaws amendment increasing the size of the Board of Directors is attached hereto as Exhibit 3.2.2.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of the business acquired

The consolidated financial statements of First Community for the years ended December 31, 2006, 2005 and 2004 contained in the registration statement on Form S-4 filed with the Securities and Exchange Commission by NHTB on June 22, 2007 are incorporated herein by reference.

The required interim consolidated financial statements of First Community at and for the nine months ended September 30, 2007 are not included on this Form 8-K. The required information will be filed by an amendment to this Form 8-K no later than December 11, 2007.

(b)	Pro forma financial information

The required pro forma financial information of NHTB at and for the nine months ended September 30, 2007 is not included on this Form 8-K. The required information will be filed by an amendment to this Form 8-K no later than December 11, 2007.

(c)	Not applicable.

(d)	The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.6	Agreement and Plan of Merger by and between New Hampshire Thrift Bancshares, Inc. and First Community Bank, dated as of April 16, 2007 (previously filed as an Exhibit to NHTB’s Form 8-K filed with the Securities and Exchange Commission on April 16, 2007).

3.2.2	Amendment to the Bylaws of NHTB.

99.1	Joint Press Release dated October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Hampshire Thrift Bancshares, Inc.

By:	/s/ Stephen W. Ensign
Name:	Stephen W. Ensign
Title:	Chairman, President and Chief Executive Officer

Date: October 1, 2007

Exhibit Index

Exhibit No.	Description

2.6	Agreement and Plan of Merger by and between New Hampshire Thrift Bancshares, Inc. and First Community Bank, dated as of April 16, 2007 (previously filed as an Exhibit to NHTB’s Form 8-K filed with the Securities and Exchange Commission on April 16, 2007).

3.2.2	Amendment to the Bylaws of NHTB.

99.1	Joint Press Release dated October 1, 2007.